UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)          May 22, 2006
CBIZ, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-25890	22-2769024

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6050 Oak Tree Boulevard, South, Suite 500, Cleveland, Ohio		44131

(Address of Principal Executive Offices)		(Zip Code)
216-447-9000
Registrant’s Telephone Number, Including Area

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On May 22, 2006, CBIZ, Inc. (the “Company”) issued a press release announcing its offer to qualified institutional buyers, pursuant to Rule 144A under the Securities Act of 1933, as amended (“Securities Act”), of $85 million aggregate principal amount of its Convertible Senior Subordinated Notes due 2026. A copy of this press release is filed herewith as Exhibit 99.1.
In this Current Report on Form 8-K the Company is updating the historical financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) for presentation of a business unit as discontinued operations, and to reflect a change in our reporting segments, and certain reclassifications.
As reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006 (the “10-Q”), we sold a business unit from our Financial Services practice group in April 2006. This transaction met the requirements under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”) for classification as a discontinued operation.
Also as reported in our 10-Q, we realigned our operations into four client-centric practice groups in the first quarter of 2006. We also reclassified certain income and expenses (the “Reclassifications”) made during the first quarter of 2006 involving 1) interest income earned by our payroll unit which previously was reported as “other income” and is now reported as revenue, and 2) certain expenses reimbursable to CBIZ by its clients previously netted against revenue which are now reported as operating expenses.
Under requirements of the Securities and Exchange Commission (the “SEC”), the same classification as discontinued operations required by SFAS No. 144 is also required for previously issued financial statements included in the 2005 Form 10-K, if those financial statements are incorporated by reference in filings with the SEC made under the Securities Act even though those financial statements relate to periods prior to this business operation being classified as discontinued operations.
On May 10, 2006, the Company filed its 10-Q with the SEC and presented its results to reflect the discontinued operations, revised segment information and Reclassifications. These reclassifications had no effect on the Company’s reported net income for any reporting period and had no material effect on the Company’s results of operations or financial condition.
This report includes our reclassified audited consolidated financial statements for the years ended December 31, 2005, 2004 and 2003.
The reclassified consolidated financial information is attached to this Current Report on Form 8-K as Exhibit 99.2. Because we are reclassifying certain financial information in the 2005 Form 10-K only for discontinued operations, segment reporting and the Reclassifications, the revised sections of our 2005 Form 10-K included in this report have not been otherwise updated for events occurring after the date of our consolidated financial statements, which were originally presented in the 2005 Form 10-K filed on March 16, 2006. All other information in the 2005 Form 10-K remains unchanged. This report should be read in conjunction with our 2005 Form 10-K (except for Item 8 of Part II, which is contained in this report).
Item 9.01 Financial Statements and Exhibits
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Press Release of CBIZ, Inc. dated May 22, 2006 announcing intention to offer Convertible Senior Subordinated Notes due 2026.

99.2	Revised Consolidated Financial Statements and Supplementary Data for the years ended December 31, 2005, 2004 and 2003 (Part II—Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 16, 2006).

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBIZ, INC.

Date: May 22, 2006	/s/ Ware H. Grove

Ware H. Grove
Chief Financial Officer

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